EXHIBIT 32.2

In connection with the amended quarterly report of Diversified Resources, Inc., (the “Company”) on Form 10-Q /A for the quarter ended April 30, 2016, as filed with the Securities Exchange Commission (the “Report”) Abdul Khan, the Principal Financial and Accounting Officer of the Company, certifies pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the company.

July 8 , 2016	/s/ Abdul Khan
Abdul Khan, Principal Financial Officer